UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 11, 2025

IMPACT BIOMEDICAL INC.

(Exact name of registrant as specified in its charter)

Nevada	001-42212	85-3926944
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1400 Broadfield Blvd., Suite 130 Houston, TX	77084
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (585) 325-3610

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Ticker symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value per share	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 11, 2025, the Board of Directors of the Company appointed Mr. Chan Heng Fai Ambrose to serve as a Director of the Company, effective as of the same date.

Mr. Chan Heng Fai Ambrose has over forty-five years of experience in the financial and equity investment industry. Mr. Chan is an expert in banking and finance. Mr. Chan has restructured numerous companies in various industries and countries during the past 40 years.

Mr. Chan has served as director of Alset International Limited, a SGX listed company, since May 2013, has served as its Chief Executive Office since April 2014 and has served as its Chairman of the Board since June 2017. Mr. Chan has served as a director of Hapi Metaverse Inc., a public company which files reports with the U.S. Securities and Exchange Commission, since October 2014, and as Chairman since July 2021. Mr. Chan has served as director of DSS, Inc., a NYSE listed company since January 2017 and has served as its Chairman of the Board since March 2019. Mr. Chan has served as director of LiquidValue Development Inc., a public company which files reports with the U.S. Securities and Exchange Commission, since January 2017 and has served as its Chairman of the Board since December 2017. Mr. Chan is the founder of Alset Inc., a Nasdaq listed company and has served as its Chairman of the Board and Chief Executive Officer since that company’s inception in March 2018. Mr. Chan has served as director of Sharing Services Global Corporation, an OTC Pink listed company, since April 2020 and has served as its Chairman of the Board since July 2021. Mr. Chan has served as Chairman of the Board of HWH International Inc., a Nasdaq listed company, since October 2021 and has served as its Chief Executive Officer from October 2021 to January 2024. Finally, Mr. Chan has served as director of Value Exchange International, Inc., an OTCQB listed company, since December 2021.

From 1995 to 2015, Mr. Chan served as Managing Chairman of Hong Kong-listed company Heng Fai Enterprises Limited (now known as Zensun Enterprises Limited), an investment holding company. Mr. Chan had previously served as its director since September 1992. Mr. Chan was formerly the Managing Director of SingHaiyi Group Ltd. (now known as SingHaiyi Group Pte. Ltd.), a Singapore property development company formerly listed on the SGX, from March 2003 to September 2013, and the Executive Chairman of China Gas Holdings Limited, an HKSE listed company, and an investor and operator of the city gas pipeline infrastructure in China from 1997 to 2002. Mr. Chan served as director of Holista CollTech Ltd., an ASX listed company, from July 2013 until June 2021. Mr. Chan served as director of OptimumBank Holdings, Inc. from June 2018 until April 2022. Mr. Chan was formerly director of Global Medical REIT Inc., a healthcare facility real estate company, from December 2013 to July 2015. He also served as director of Skywest Ltd., a public Australian airline company from 2005 to 2006. Mr. Chan served as director of RSI International Systems, Inc. (now known as ARCpoint, Inc.), the developer of RoomKeyPMS, a web-based property management system, from June 2014 to February 2019.

There is no arrangement or understanding with Mr. Chan and any other person pursuant to which he was elected as a director of the Company. There is no family relationship between Mr. Chan and any director or executive officer of the Company, and Mr. Chan is not a party to a related party transaction within the meaning of Item 404(a) of Regulation S-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

IMPACT BIOMEDICAL INC.

Date: March 13, 2025	By:	/s/ Frank D. Heuszel
	Name:	Frank D. Heuszel
	Title:	Chief Executive Officer